As filed with the Securities and Exchange Commission on November 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRINKER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-1914582
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 Olympus Boulevard

Dallas, Texas 75019

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Brinker International, Inc. 2024 Stock Option and Incentive Plan

(Full title of the plan)

Daniel Fuller

Senior Vice President and Chief Legal Officer

Brinker International, Inc.

3000 Olympus Boulevard

Dallas, Texas 75019

(Name and address of agent for service)

972-980-9917

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register 3,515,000 shares of common stock, $0.10 par value per share (“Common Stock”), of Brinker International, Inc. (“we”, “our,” the “Registrant” or the “Company”) available for issuance under the Brinker International, Inc. 2024 Stock Option and Incentive Plan (the “Plan”), which was approved by our shareholders on November 6, 2024.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference in this Registration Statement the following documents previously filed by us with the Commission:

1. Our Annual Report on Form 10-K for the fiscal year ended June 26, 2024, filed on August 21, 2024;

2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2024, filed on October 30, 2024;

3. Our Current Report on Form 8-K filed with the Commission on July 8, 2024; and

4. The description of our Common Stock contained in our latest registration statement filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4(f) to our Annual Report on Form 10-K for the fiscal year ended June 26, 2019, filed on August 22, 2019, including any amendment or report filed for the purpose of updating any such description.

All documents filed (but not those furnished) by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated into this Registration Statement by reference and to be a part hereof from the date of the filing of such documents until such time as the Registrant files a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or deregistering all securities remaining unsold at the time of such amendment.

Any statement contained in any document incorporated or deemed to be incorporated into this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is, or is deemed to be, incorporated into this Registration Statement by reference, is inconsistent with, modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The following summarizes certain arrangements by which controlling persons, directors and officers of the Company, a Delaware corporation, are indemnified against liability which they may incur in such capacities.

Delaware General Corporation Law. Subsection (a) of Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the person’s defense.

Any indemnification under subsections (a) and (b) (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination will be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

This indemnification or advancement of expenses is not exclusive of any other rights to which the indemnified party may be entitled. Section 145 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify them against such liabilities under Section 145.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), (iv) for any transaction from which the director derived an improper personal benefit or (v) of an officer in any action by or in the right of the corporation.

Certificate of Incorporation. Article Ninth of our Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not eliminated or limited (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit.

Bylaws; Insurance; Agreements. Article VI, Section 2 of our bylaws provides, in general, that we shall indemnify our directors and officers under the circumstances defined in Section 145. We have obtained an insurance policy insuring our directors and officers against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of the Company and its subsidiaries. We have entered into agreements with our directors and officers indemnifying such directors and officers against certain liabilities arising out of their service as directors and officers of the Company.

Item 7.	Exemption from Registration Claimed.

None

Item 8.	Exhibits

Exhibit Number	Exhibits

4.1	Certificate of Incorporation of Brinker International, Inc., as amended (filed as Exhibit 3(a) to Annual Report on Form 10-K for the fiscal year ended June 28, 1995 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Brinker International, Inc. (filed as Exhibit 3(b) to Annual Report on Form 10-K for the fiscal year ended June 26, 2024, and incorporated herein by reference)

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

99.1*	Brinker International, Inc. 2024 Stock Option and Incentive Plan

107.1*	Filing Fee Table

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas and State of Texas on November 6, 2024.

BRINKER INTERNATIONAL, INC.

By:	/s/ Kevin D. Hochman
Kevin D. Hochman President and Chief Executive Officer President of Chili’s Grill & Bar

POWER OF ATTORNEY

Each of the undersigned hereby appoints Kevin D. Hochman and Daniel S. Fuller, and each of them (with full power to act alone), as attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign and file with the Commission any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered by this Registration Statement. Each attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned, any and all acts and things whatsoever requisite or desirable, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of such attorneys.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below.

Name	Title	Date

/s/ Kevin D. Hochman Kevin D. Hochman	President and Chief Executive Officer of Brinker International, Inc., President of Chili’s Grill & Bar and Director (Principal Executive Officer)	November 6, 2024

/s/ Michaela M. Ware Michaela M. Ware	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 6, 2024

/s/ Joseph M. DePinto Joseph M. DePinto	Chairman of the Board of Directors	November 6, 2024

/s/ Frances L. Allen Frances L. Allen	Director	November 6, 2024

/s/ Cindy L. Davis Cindy L. Davis	Director	November 6, 2024

/s/ Harriet Edelman Harriet Edelman	Director	November 6, 2024

/s/ William T. Giles William T. Giles	Director	November 6, 2024

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Name	Title	Date

/s/ Ramona T. Hood Ramona T. Hood	Director	November 6, 2024

/s/ James C. Katzman James C. Katzman	Director	November 6, 2024

/s/ Frank Liberio Frank Liberio	Director	November 6, 2024

/s/ Prashant N. Ranade Prashant N. Ranade	Director	November 6, 2024

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